

PGT, Inc. Second Quarter 2016 Financial Results
August 4, 2016

Forward Looking Statement

From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as "goal", "objective", "plan", "expect", "anticipate", "intend", "project", "believe", "estimate", "may", "could", or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

- Changes in new home starts and home remodeling trends
- The economy in the U.S. generally or in Florida, our primary market
- Raw material prices, especially aluminum
- Integration of acquisition(s), including WinDoor
- Transportation costs
- Level of indebtedness
- Dependence on our impact-resistant product lines
- Product liability and warranty claims
- Federal and state regulations
- Dependence on our manufacturing facilities

Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC's website at www.sec.gov and at http://ir.pgtindustries.com/sec.cfm.

Management Presenters

Business Overview



Rod Hershberger
Chief Executive Officer and Chairman of the Board

Market Overview/State of the Business



Jeff Jackson
President and Chief Operating Officer

Financial Results Overview



Brad West
Sr. V.P. and Chief Financial Officer

Business Overview

- Q2 2016 revenue of $119M, an increase of 18 percent over Q2 2015, marked the highest quarter in company history.
- Q2 2016 EBITDA of $20.8M was highest EBITDA performance since Q2 2006.
- Market conditions are positive. Demand has increased across all brands and market segments. A reflection of this demand is seen in Company's backlog, which has grown to nearly $60 million.
- Recent strategic acquisitions were a key factor in executing the Company's stated strategy.
  - WinDoor acquisition contributed to growth, adding $10.4M of sales in Q2 2016.
- The combined power of the Company's three brands is already being realized; as demonstrated by solid performance, strengthening of capabilities and the furthering of market reach.
- Company's market-leading position will allow us to continue to capitalize on growing market demand.
- Capital allocation is focused on supporting our business as well as opportunistically paying down debt and reducing net leverage.

Market Overview

- The Company's primary market is Florida which represents approximately 90% of sales.
- As the third largest state in the U.S., the single largest factor for economic improvement in Florida continues to be the recovering housing market.
  - Florida housing starts have increased in 19 of the last 22 consecutive quarters when compared the same quarter in the prior year.
  - The Company anticipates 75,000 single-family housing starts in 2016.
  - Florida's population can support single-family housing starts of 110,000 per year.
- The growth in the housing market in Florida continues to out-pace the rest of the country, due to:
  - Population expansion
  - Job creation
  - Declining unemployment
  - Rational pricing
  - Low interest rates

State of the Business

- Year-over-year organic growth for Q2 2016 was 8 percent.
- July's organic growth was approximately 10 percent.
- In July, across the entire Company, we shipped more units per week than at any point during the entire year.
- PGT is a leader in the impact resistant market, approximately 84 percent of revenues are from impact resistant products, with both aluminum and vinyl impact-resistant products experiencing solid growth in Q2 2016.
- The demand for our energy-efficient products has grown significantly, increasing the need for insulated glass. The additional glass and processing time needed to produce insulated glass created a constraint being felt both internally and at our external glass suppliers.
- Pressure within the construction labor market is being felt by the Company and its dealer base which will have an impact on the back half of the year.
- Focus remains on the continued integration of the Company's acquisitions, increasing output capabilities to meet growing demand and achieving financial and operational objectives.

Financial Overview

Sales Breakdown By Product Group – Q2 2016

IMPACT PRODUCTS

	Aluminum	Vinyl	Total Impact
Actual	$ 73.2	$ 26.1	$ 99.3
Prior Year	63.8	17.8	81.6
$ Change	$ 9.4	$ 8.3	$ 17.7
% Change	*14.8%*	*46.7%*	*21.7%*

NON-IMPACT PRODUCTS

	Aluminum	Vinyl	Total Non-Impact
Actual	$ 6.5	$ 13.2	$ 19.7
Prior Year	6.8	12.4	19.2
$ Change	$ (0.3)	$ 0.8	$ 0.5
% Change	*-4.4%*	*6.5%*	*2.6%*

TOTAL

	Aluminum	Vinyl	Total
Actual	$ 79.7	$ 39.3	$ 119.0
Prior Year	$ 70.6	$ 30.2	$ 100.8
% Change	*12.9%*	*30.1%*	*18.0%*

Income Statement

PGT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended	
	July 2, 2016	July 4, 2015
Net sales	$ 119,033	$ 100,833
Cost of sales	81,563	67,894
Gross profit	37,470	32,939
Selling, general and administrative expenses	20,615	16,776
Income from operations	16,855	16,163
Interest expense, net	5,282	2,940
Other expenses, net	-	127
Income before income taxes	11,573	13,096
Income tax expense	4,223	6,316
Net income	$ 7,350	$ 6,780
Basic net income per common share	$ 0.15	$ 0.14
Diluted net income per common share	$ 0.15	$ 0.13
Total reconciling items to adjusted net income	-	1,809
Adjusted net income	$ 7,350	$ 8,589
Diluted net income per common share - adjusted	$ 0.15	$ 0.17

Balance Sheet

PGT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	July 2, 2016	January 2, 2016
ASSETS		
Current assets:		
Cash and cash equivalents	$ 29,506	$ 61,493
Accounts receivable, net	46,179	31,783
Inventories	30,397	23,053
Prepaid expenses and other current assets	7,680	10,643
Total current assets	113,762	126,972
Property, plant and equipment, net	79,740	71,503
Intangible assets, net	123,533	79,311
Goodwill	108,179	65,635
Other assets, net	751	607
Total assets	$ 425,965	$ 344,028
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current liabilities:		
Accounts payable and accrued expenses	$ 33,177	$ 19,578
Current portion of long-term debt	2,613	1,949
Total current liabilities	35,790	21,527
Long-term debt, less current portion	248,357	188,818
Deferred income taxes, net	25,894	25,894
Other liabilities	1,131	828
Total liabilities	311,172	237,067
Total shareholders' equity	114,793	106,961
Total liabilities and shareholders' equity	$ 425,965	$ 344,028

2016 Outlook

- Outlook for the remainder of the year is in line with market consensus for the back half.
- Interest expense will increase by approximately $9 million on an annualized basis, due to the higher debt balance coupled with a higher rate, and an increase in amortization of deferred financing costs and debt discount.
- Property and equipment, as well as amortizable intangible assets related to the WinDoor acquisition are estimated to result in incremental depreciation and amortization of approximately $4.0 million.
- Incremental interest expense and D&A costs will be spread ratably across the year beginning at the time of the closing of the WinDoor acquisition on February 16th.